Kinetic Concepts, Inc.
San Antonio, Texas

Ladies and Gentlemen:


Re:  Registration Statement on Form 10-Q


With  respect to the subject registration statement on  Form
10Q, we acknowledge our awareness of the use therein of our report dated April 17, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                              Very truly yours,

                              /s/ KPMG PEAT MARWICK LLP
                              -------------------------
                              KPMG Peat Marwick LLP




San Antonio, Texas
May 14, 1996